(BROWN & WOOD LLP LETTERHEAD)

                                   June 27, 1997




Morgan Stanley ABS Capital II Inc.
1585 Broadway
New York, New York 10036


     Re:  Morgan Stanley ABS Capital II Inc.
          Registration Statement on Form S-3
          -----------------------------------


Ladies and Gentlemen:

     We have acted as counsel for Morgan Stanley ABS Capital II Inc., a Delaware corporation (the "Depositor"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") relating to the Securities (defined below) and with the authorization and issuance from time to time in one or more series of asset-backed securities to be registered pursuant to the Registration Statement (the "Securities"). As set forth in the Registration Statement, the Notes and/or the Certificates will be issued from time to time in series, with each series to be issued by a trust (each, a "Trust") to be formed by the Depositor pursuant to a Trust Agreement (each, a "Trust Agreement") between the Depositor and an Owner Trustee or a Pooling and Servicing Agreement among the Depositor, the Servicer and the Trustee (each a "Pooling and Servicing Agreement"). With respect to each series, the Certificates will be issued pursuant to a Trust Agreement or a Pooling and Servicing Agreement, the Notes will be issued pursuant to an Indenture (each an "Indenture") between the related Trust and an Indenture Trustee. The Certificates and Notes will be sold from time to time pursuant to certain underwriting Agreements (the "Underwriting Agreements") between the Depositor and various Underwriters named therein.

     We have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the form of Sale and Servicing Agreement among a Trust, the Depositor and the Servicer, the form of Indenture (including the forms of Notes included as exhibits thereto), the form of Trust Agreement or Pooling and Servicing Agreement (including the forms of Certificates included as an exhibit thereto and, with respect to the Trust Agreement, the form of Certificate of Trust to be filed pursuant to the Delaware Business Trust Act) and the form of the Underwriting Agreement relating to the Notes and the Certificates (collectively, the "Operative Documents"). In addition, we have examined and considered executed originals or counterparts, or certified or other copies of such certificates, instruments, documents and other corporate records of the Depositor and matters of fact and law as we have deemed necessary for the purposes of the opinion expressed below. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Registration Statement.

     In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Depositor and others.

     Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes and/or Certificates of any series, when (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the amount, price, interest rate and other principal terms of such Notes and/or Certificates have been duly approved by the Board of Directors of the Depositor, (iii) the applicable Operative Documents relating to such series have each been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, (iv) with respect to each Trust formed pursuant to a Trust Agreement, the Certificate of Trust for the related trust has been duly executed by the Owner Trustee and timely filed with the Secretary of State of the State of Delaware, (v) with respect to each series that includes Notes, the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) such Notes and/or Certificates have been duly executed and issued by the related Trust and authenticated by the Owner Trustee, the Indenture Trustee or Trustee, as applicable, and sold by the Depositor, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement, such Notes and/or Certificates will have been duly authorized by all necessary action of the Trust and will have been legally issued, fully paid and nonassessable, and the holders thereof will be entitled to the benefits of the related Agreement.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein) and the federal laws of the United States of America.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in each Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.


                                   Very truly yours,

                                   /s/Brown & Wood LLP